                                     EXHIBIT 10.3

                                 EMPLOYEE DEATH BENEFIT AGREEMENT

     THIS AGREEMENT, made this 21st day of April, 2004, by and between  ________
("Employee"), and THE TIMKEN COMPANY ("Timken"), an Ohio corporation having its principal offices at Canton, Ohio.
     WHEREAS, Employee has been employed by Timken since ______________ and is currently serving as _________________________ in a capable and efficient manner; and
     WHEREAS, Timken desires to retain the services of Employee and to provide additional compensation to Employee for his services; and
     WHEREAS, Employee is willing to continue in the employ of Timken until his retirement, provided that Timken will pay a death benefit to Employee's
Beneficiary upon Employee's death.
     NOW, THEREFORE, the parties covenant and agree as follows:
     1. Upon Employee's death, Timken shall provide the following death benefits:
        (a) If Employee dies prior to retirement Timken shall pay to Employee's
            Beneficiary an amount equal to twice Employee's annual salary in effect as of December 31, 2003.
        (b) If Employee dies after an involuntary termination of his employment subsequent to a Change of Control (as defined in Paragraph 7 hereof), an amount equal to twice Employee's annual salary in effect as of December 31, 2003 shall be paid to Employee's Beneficiary.

     2. Any payment under Paragraph 1 shall be in a lump sum and shall be paid to Employee's Beneficiary as soon as administratively feasible following receipt of the information required by Paragraph 9 hereof.
     3. If Employee voluntarily terminates his employment with Timken prior to his retirement, or if Timken discharges Employee or requests that he resign his employment, no death benefits shall become due and payable to Employee's Beneficiary and this Agreement shall be considered terminated.  If Employee and Timken mutually agree to Employee's termination prior to his retirement under circumstances other than those set forth in the preceding sentence, this Agreement may remain in full force and effect at the discretion of Timken.
     4. Employee hereby names ________________ as the beneficiary ("Employee's
        Beneficiary") hereunder.
     5. This Agreement shall be binding upon and shall inure to the benefit of
        Timken and Employee and their respective successors and assigns;
        provided, however, that, except as set forth herein, no rights to any benefit under this Agreement shall, without the written consent of
        Timken, be transferable or assignable by Employee or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary.  Any such attempted assignment or transfer shall terminate this Agreement and
        Timken shall have no further liability hereunder.
     6. Timken is hereby designated as the Named Fiduciary of this Agreement, in accordance with the Employee Retirement Income Security Act of 1974
        (ERISA). The Named Fiduciary shall have the authority to control and manage the operation and administration of this Agreement and is hereby designated as the Agreement Administrator.

     7. The obligations of Timken hereunder constitute an unsecured promise of
        Timken to make payment of the amounts provided for in this Agreement.
        No property of Timken is or shall be, by reason of this Agreement, held in trust for Employee, Employee's Beneficiary or any other person, and neither Employee, Employee's Beneficiary nor any other person shall have, by reason of this Agreement, any rights, title or interest of any kind in or to any property of Timken.
        Notwithstanding the foregoing paragraph, prior to a Change of Control,
        Timken shall fund a trust established for the sole purpose of the payment of the amounts payable under this Agreement.  The amount to be contributed by Timken prior to the Change of Control shall be calculated, using the actuarial assumptions set forth in Exhibit A, by
        Watson Wyatt & Company or another independent actuary appointed by
        Timken.  Upon a Change of Control, the rights of Employee under this
        Agreement shall be fully vested and shall be forfeited only if Employee voluntarily terminates his employment prior to retirement. For purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events:
        (a) The sale or transfer of all or substantially all of the assets of
            Timken; or the merger, consolidation or reorganization of Timken with or into another corporation or entity with the result that upon the completion of the transaction, less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the surviving corporation or entity are owned, directly or indirectly, by the pre-transaction
            shareholders of Timken;

        (b) A Schedule 13D or 14D-1F report (or any successor schedule, form or report promulgated pursuant to the Securities Exchange Act of 1934
            (the "Exchange Act")), is filed with the United States Securities and Exchange Commission (the "SEC") disclosing that any person
            (including a person as defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) has become the beneficial owner (as defined in
            SEC Rule 13d-3) of securities representing 30% or more of the combined voting power of the outstanding shares of Timken;
        (c) Timken files a report or proxy statement with the SEC that includes a disclosure, including, but not limited to, a disclosure in Item 1 of Form 8-K or Item 6(e) of Schedule 14A, that a change of control of Timken has or may have occurred or will or may occur in the future pursuant to any existing contract or transaction; and
        (d) The individuals who at the beginning of any two consecutive calendar year period constituted the Board of Directors cease for any reason to constitute a majority of the Board of Directors; provided, however, this subsection (d) shall not apply if the nomination of each new Director elected during such two-year period was approved by the vote of at least two-thirds of the Directors of Timken still in office who were Directors of Timken on the first day of such two-year period.
     8. In the event that, in its discretion, Timken purchases an insurance policy or policies insuring the life of Employee to allow Timken to recover in whole or in part, the cost of providing the benefits under this Agreement, neither Employee nor Employee's Beneficiary shall have any rights whatsoever therein; Timken shall be the sole owner and beneficiary of such insurance policy or policies and shall possess and may exercise all incidents of ownership therein.

     9. It shall be the duty of Employee's Beneficiary to submit a claim for benefits under this Agreement to Timken.  The claim must be in writing and must include a copy of the death certificate.
     10. All questions of interpretation, construction or application arising under this Agreement shall be decided by the Board of Directors of
         Timken and its decision shall be final and conclusive upon all parties.
         Timken shall make all determinations as to rights to benefits under this Agreement.  Any decision by Timken denying a claim for benefits under this Agreement shall be stated in writing and delivered or mailed to Employee or Employee's Beneficiary.  Such decision shall
         (i) be made and issued in accordance with the claims regulations issued by the Department of Labor, (ii) set forth the specific reasons for the denial of the claim, and (iii) state that the decision may be appealed by Employee or Employee's Beneficiary.
     11. Nothing contained in this Agreement shall be construed to be a contract of employment nor as conferring upon Employee the right to continue in the employ of Timken in any capacity.  It is expressly understood by the parties hereto that this Agreement relates exclusively to death benefits and is not intended to be an employment contract.
     12. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto.  If Timken and
         Employee previously entered into an Employee Death Benefit Agreement, this Agreement shall supersede the provisions of the prior agreement and the Employee and Employee's Beneficiary shall be entitled to benefits solely under this Agreement.

     13. The failure at any time to require performance of any provision expressed herein shall in no way affect the right thereafter to enforce such provision; nor shall the waiver of any breach of any provision expressed herein be taken or held to be a waiver of any succeeding breach of any such provision or as a waiver of a provision itself.
         In the event that any provision or term of this Agreement is finally determined by any judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, it is the agreed upon intent of the parties hereto that all other provisions or terms of the Agreement shall remain in full force and effect and that the Agreement shall be enforceable as if such void or unenforceable provision or term had never been included herein.
     14. Every designation, election, revocation or notice authorized or required hereunder shall be deemed delivered to Timken: (a) on the date it is personally delivered to Timken offices at 1835 Dueber
         Avenue, S.W., Canton, OH 44706-0927 or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to
         Timken at the offices indicated above.  Every designation, election, revocation or notice authorized or required hereunder which is to be delivered to Employee or Employee's Beneficiary shall be deemed delivered to the Employee or Employee's Beneficiary: (a) on the date it is personally delivered to such individual (either physically or through interactive electronic communication), or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him on
         Timken records.  Any notice required hereunder may be waived by the person entitled thereto.

     15. In the event Employee's Beneficiary is declared incompetent and a guardian, conservator or other person is appointed and legally charged with the care of Employee's Beneficiary or the estate of Employee's
         Beneficiary, the payments under this Agreement to which Employee's
         Beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of Employee's Beneficiary or the estate of Employee's Beneficiary.  Except as provided hereinabove, when Timken, in its sole discretion, determines that Employee's
         Beneficiary is unable to manage his financial affairs, Timken may make distribution(s) of the amounts payable to Employee's Beneficiary to any one or more of the spouse, lineal ascendants or descendants or other closest living relatives of Employee's Beneficiary who demonstrate to the satisfaction of Timken the propriety of making such
         distribution(s).  Any payment so made shall be in complete discharge of any liability under this Agreement for such payment.  Timken shall not be required to see to the application of any such distribution made under this Section 15.
     16. This Agreement shall be subject to and construed under the laws of the
         State of Ohio.
  IN WITNESS WHEREOF, the parties hereto have executed this Employee Death
Benefit Agreement on this _________ day of  ____________________, 2004.

                                   THE TIMKEN COMPANY
____________________________       By:  ____________________________
Employee                                William R. Burkhart
                                   Its: Senior Vice President & General Counsel

                           Exhibit A

The amount to be contributed to a trust fund pursuant to Section 7 of this
Agreement to insure the performance of Timken's obligations under this Agreement in the event of a change in control shall be calculated using:
  (1)  The UP-1984 Mortality Table, and
  (2)  120 percent of the interest rate(s) which would be used (as of the beginning of the calendar year in which the date of the contribution to the trust fund occurs) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination.